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                                                                    Exhibit e(1)

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

         AGREEMENT, dated as of June 24, 1986 and amended and restated as of January 4, 1999, by and between CitiFunds Fixed Income Trust (formerly, Landmark Fixed Income Funds), a Massachusetts business trust (the "Trust"), and CFBDS, Inc., a Massachusetts corporation ("Distributor"). This Agreement relates solely to (i) Shares of Beneficial Interest of each series of the Trust with Shares that are not divided into classes and (ii) Shares of Beneficial Interest of each series of the Trust that are divided into classes which are designated "Class A" ("Shares").

         WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust's shares of beneficial interest are divided into separate series representing interests in separate funds of securities and other assets;

         WHEREAS, the Trust wishes to retain the services of a distributor for Shares of each of the Trust's series listed on Exhibit A hereto (the "Funds") and has registered the Shares of the Funds under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Trust has adopted an Amended and Restated Service Plan pursuant to Rule 12b-1 under the 1940 Act (the "Service Plan") and may enter into related agreements providing for the distribution and servicing of Shares of the Funds;

         WHEREAS, Distributor has agreed to act as distributor of the Shares of the Funds for the period of this Agreement;

         NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. Appointment of Distributor.

         (a) The Trust hereby appoints Distributor its exclusive agent for the distribution of Shares of the Funds in jurisdictions wherein such Shares may be legally offered for sale; provided, however, that the Trust in its absolute discretion may issue Shares of the Funds in connection with (i) the payment or reinvestment of dividends or distributions; (ii) any merger or consolidation of the Trust or of the Funds with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another series of the Trust; or (iii) any offer of exchange permitted by Section 11 of the 1940 Act.

         (b) Distributor hereby accepts such appointment as exclusive agent for the distribution of Shares of the Funds and agrees that it will sell the Shares as agent for the Trust at prices determined as hereinafter provided and on the terms hereinafter set forth, all according to the then-current prospectus and statement of additional information of each Fund (collectively, the "Prospectus" and the "Statement of Additional Information"), applicable laws, rules and regulations and the Declaration of Trust of the Trust. Distributor agrees to use its best efforts to solicit orders for the sale of Shares of the Funds, and agrees to transmit promptly to the Trust (or to the transfer agent of the Funds, if so instructed in writing by the Trust) any orders received by it for purchase or redemption of Shares.

         (c) Distributor may sell Shares of the Funds to or through qualified securities dealers, financial institutions or others. Distributor will require each dealer or other such party to conform to the provisions of this Agreement, the Prospectus, the Statement of Additional Information and applicable law; and neither Distributor nor any such dealers or others shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

         (d) Distributor shall order Shares of the Funds from the Trust only to the extent that it shall have received unconditional purchase orders therefor. Distributor will not make, or authorize any dealers or others to make: (i) any short sales of Shares; or (ii) any sales of Shares to any Trustee or officer of the Trust, any officer or director of Distributor or any corporation or association furnishing investment advisory, managerial or supervisory services to the Trust, or to any such corporation or association, unless such sales are made in accordance with the Prospectus and the Statement of Additional Information.

         (e) Distributor is not authorized by the Trust to give any information or make any representations regarding Shares of the Funds, except such information or representations as are contained in the Prospectus, the Statement of Additional Information or advertisements and sales literature prepared by or on behalf of the Trust for Distributor's use.

         (f) The Trust agrees to execute any and all documents, to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares of each Fund for sale in such states as Distributor and the Trust agree.

         (g) No Shares of any Fund shall be offered by either Distributor or the Trust under this Agreement, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust, if and so long as the effectiveness of the Trust's then current registration statement as to Shares of that Fund or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus for Shares of that Fund as required by Section 10 of the 1933 Act is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph (g) shall in any way restrict the Trust's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the applicable Fund's Prospectus or charter documents.

         (h) Notwithstanding any provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of any Fund whenever, in its sole discretion, it deems such action to be desirable.

         2. Offering Price of Shares. All Fund Shares sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale, as described in the Prospectus. The public offering price of the Shares of each Fund shall be the net asset value of such Shares plus the amount of any applicable sales charge, as provided in the Prospectus. The excess, if any, of the public offering price of the Shares over the net asset value of the Shares, and any contingent deferred sales charge applicable to Shares of any Fund as set forth in the applicable Fund's Prospectus, may be paid to, or retained by, the Distributor, securities dealers, financial institutions (including banks) and others, as partial compensation for their services in connection with the sale of Shares. At no time shall the Trust receive less than the full net asset value of the Shares of each Fund, determined in the manner set forth in the Prospectus and the Statement of Additional Information. Distributor also may receive such compensation under the Trust's Service Plan for Shares as may be authorized by the Trustees of the Trust from time to time.

         3. Furnishing of Information.

         (a) The Trust shall furnish to Distributor copies of any information, financial statements and other documents that Distributor may reasonably request for use in connection with the sale of Shares of the Funds under this Agreement. The Trust shall also make available a sufficient number of copies of the Funds' Prospectus and Statement of Additional Information for use by the Distributor.

         (b) The Trust agrees to advise Distributor immediately in writing:

                  (i) of any request by the Securities and Exchange Commission for amendments to any registration statement concerning a Fund or to a Prospectus or for additional information;

                  (ii) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any such registration statement or Prospectus or the initiation of any proceeding for that purpose;

                  (iii) of the happening of any event which makes untrue any statement of a material fact made in any such registration statement or Prospectus or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

                  (iv) of all actions of the Securities and Exchange Commission with respect to any amendments to any such registration statement or Prospectus which may from time to time be filed with the Securities and Exchange Commission.

         4. Expenses.

         (a) The Trust will pay or cause to be paid the following expenses: organization costs of the Funds; compensation of Trustees who are not "affiliated persons" of the Distributor; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any transfer agent, distributor, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares of beneficial interest and servicing shareholder accounts; expenses of preparing, typesetting, printing and mailing prospectuses, statements of additional information, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to existing shareholders of the Funds; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Funds, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Funds (including but not limited to the fees of independent pricing services); expenses of meetings of shareholders; expenses relating to the issuance, registration and qualification of shares; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

         (b) Except as otherwise provided in this Agreement and except to the extent such expenses are borne by the Trust pursuant to the Service Plan, Distributor will pay or cause to be paid all expenses connected with its own qualification as a dealer under state and federal laws and all other expenses incurred by Distributor in connection with the sale of Shares of each Fund as contemplated by this Agreement.

         (c) Distributor shall prepare and deliver reports to the Trustees of the Trust on a regular basis, at least quarterly, showing the expenditures with respect to each Fund pursuant to the Service Plan and the purposes therefor, as well as any supplemental reports that the Trustees of the Trust, from time to time, may reasonably request.

         5. Repurchase of Shares. Distributor as agent and for the account of the Trust may repurchase Shares of the Funds offered for resale to it and redeem such Shares at their net asset value, subject to the imposition of any deferred sales charge.

         6. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor, the Trust agrees to indemnify Distributor, its officers and directors, and any person which controls Distributor within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the registration statement for any Fund, any Prospectus or Statement of Additional Information, or any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor. Nothing herein contained shall require the Trust to take any action contrary to any provision of its Declaration of Trust or any applicable statute or regulation.

         7. Indemnification by Distributor. Distributor agrees to indemnify the Trust, its officers and Trustees and any person which controls the Trust within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act, or common law or otherwise, arising out of or based upon (i) any alleged untrue statement of a material fact contained in the registration statement for any Fund, any Prospectus or Statement of Additional Information, or any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor; and (ii) any act or deed of Distributor or its sales representatives that has not been authorized by the Trust in any Prospectus or Statement of Additional Information or by this Agreement.

         8. Term and Termination.

         (a) Unless terminated as herein provided, this Agreement shall continue in effect as to each Fund until November 13, 1999 and shall continue in effect for successive periods of one year, but only so long as each such continuance is specifically approved by votes of a majority of both the Trustees of the Trust and the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party and who have no direct or indirect financial interest in this Agreement or in the operation of the Service Plan or in any agreement related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

         (b) This Agreement may be terminated as to any Fund on not less than thirty days' nor more than sixty days' written notice to the other party.

         (c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

         9. Limitation of Liability. The obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers or shareholders of the Trust personally, but shall bind only the assets and property of the particular Fund in question, and not any other Fund or series of the Trust. The term "CitiFunds Fixed Income Trust" means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of the Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the provisions of the 1940 Act.


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         IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                             CitiFunds Fixed Income Trust

                                             By: /s/ Philip Coolidge
                                             ------------------------------

                                             CFBDS, Inc.

                                             By:  /s/ Philip Coolidge
                                             ------------------------------
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                                                                       Exhibit A

                                      Funds

                     CitiFunds Intermediate Income Portfolio